Exhibit 32.1

Section 1350 Certifications

I, John R. Plachetka, Pharm.D., Chief Executive Officer, and I, Matthew E. Czajkowski, Chief Financial Officer, of POZEN Inc., a Delaware corporation (the “Company”), hereby certify that, to my knowledge:

(1) The Company’s periodic report on Form 10-Q for the period ended September 30,2003 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

*             *             *

CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER

/s/ JOHN R. PLACHETKA		/s/ MATTHEW E. CZAJKOWSKI

	John R. Plachetka, Pharm.D.		Matthew E. Czajkowski

Date:	November 6, 2003	Date:	November 6, 2003

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